CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As   independent  certified  public  accountants,   we  hereby  consent  to  the
incorporation by reference in this registration statement of our report dated August 25, 1993 on the Oil Analysis Business of Professional Service Industries, Inc. included in the Company's Form 8-K/A No. 2, filed September 7, 1993, Form 8-K/A No. 3 filed November 16, 1993 and Form 8-K/A No. 4 filed December 22, 1993 and our report dated December 28, 1994 (except with respect to the matter discussed in Note 22, paragraph 2, as to which the date is June 9, 1995) on the Company included in Top Source Technologies, Inc.'s Amendment No. 1 to Form 10-K filed May 4, 1995, Amendment No. 2 to Form 10-K filed May 31, 1995 and
Amendment  No.  3 to  Form 10-K  filed  September 28,  1995 for  the  year ended
September 30, 1994 and to all references to our Firm included in this registration statement.



Fort Lauderdale, Florida                     ARTHUR ANDERSEN LLP
November 20, 1995